Exhibit 99.2

1Q09 CONFERENCE CALL April 27, 2009 Larry D. Richman Kevin M. Killips Kevin J. Van Solkema

FORWARD LOOKING STATEMENTS In this presentation we may make certain forward-looking statements. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. For more information about these risks and uncertainties, we refer you to our public reports on file with the SEC.

Kevin M. Killips Chief Financial Officer Larry D. Richman Chief Executive Officer PRESENTERS Kevin J. Van Solkema Chief Risk Officer

CEO's Update

CFO's Update

1Q09 QUARTERLY RESULTS Reported net income of $4.8M or EPS of $0.14 for the first quarter Net Revenue grew 23% over 4Q08 Client Deposits grew 15% and Loans grew 6% during 1Q09 Efficiency ratio improved to 65.8% from 76.6% in 4Q08 Loan loss reserves increased to $127.0M and coverage ratio increased to 1.50% Total assets grew to approximately $10.4B

REVENUE AND OPERATING EXPENSES

NET INTEREST MARGIN

CLIENT DEPOSIT AND LOAN GROWTH Total Loans (end of period) Loans increased by 65% LTM and 6% during 1Q09 Client Deposits (end of period) Client Deposits increased by 88% LTM and 15% during 1Q09

DEPOSIT BREAKOUT Deposit Breakout As of 3/31/09 Deposit Breakout As of 3/31/08

LOAN MIX Loan Breakout As of 3/31/09 Loan Breakout As of 3/31/08 Total Commercial loans = Commercial and Industrial + Owner-occupied CRE

ASSET QUALITY

1Q09 CAPITAL RATIOS

Chief Risk Officer Update

FOCUS • EXECUTION • CONTINUITY • CONFIDENTIALITY • LIFETIME RELATIONSHIPSSM